UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2016

MICROSEMI CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-8866	95-2110371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Enterprise, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
(949) 380-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    Compensatory Arrangements of Certain Officers

The Board of Directors (the “Board”) of Microsemi Corporation (the “Company”) previously approved, subject to stockholder approval, amendments to the Microsemi Corporation 2008 Performance Incentive Plan (the “2008 Plan”) that would (1) increase the number of shares of the Company’s common stock that may be delivered pursuant to awards granted under the 2008 Plan by an additional 4,820,000 shares, (2) extend the term of the 2008 Plan to December 2, 2025, (3) limit the grant date value of awards that may granted to non-employee directors under the 2008 Plan during any one calendar year to $400,000 (or $600,000 as to any newly elected or appointed non-employee director or a non-employee director serving as chairman of the Board or lead independent director), and (4) extend the Company’s authority to grant awards under the 2008 Plan intended to qualify as “performance-based awards” within the meaning of Section 162(m) of the U.S. Internal Revenue Code through the first annual meeting of stockholders that occurs in 2021. According to the results from the Company’s Annual Meeting of Stockholders held on February 9, 2016, the Company’s stockholders have approved the amendments to the 2008 Plan.
The following summary of the 2008 Plan is qualified in its entirety by reference to the text of the 2008 Plan, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
The Board or one or more committees appointed by the Board administers the 2008 Plan. The Board has delegated general administrative authority for the 2008 Plan to the Compensation Committee of the Board. The administrator of the 2008 Plan has broad authority under the 2008 Plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award. Persons eligible to receive awards under the 2008 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries.
After giving effect to the 2008 Plan amendments, the maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the 2008 Plan would be 41,792,949 shares. Shares issued in respect of any “full-value award” granted under the 2008 Plan will be counted against the plan’s share limit as 2.41 shares for every one share actually issued in connection with the award. For example, if the Company granted 100 shares of its common stock under the 2008 Plan, 241 shares would be charged against the share limit with respect to that award. For this purpose, a “full-value award” generally means any award granted under the plan other than a stock option or stock appreciation right.
Except as described in this paragraph, shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2008 Plan will again be available for subsequent awards under the 2008 Plan. Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award granted under the 2008 Plan that is a full-value award, as well as any shares exchanged by a participant or withheld by the Company or one of its subsidiaries to satisfy the tax withholding obligations related to any full-value award granted under the 2008 Plan will be available for subsequent awards under the 2008 Plan. Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of a stock option or stock appreciation right granted under the 2008 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any such award, will not be available for subsequent awards under the 2008 Plan.
To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2008 Plan. In the event that shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award shall be counted against the share limits of the 2008 Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued.The types of awards that may be granted under the 2008 Plan include stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock, as well as certain cash bonus awards.
As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2008 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

ITEM 5.07	Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on February 9, 2016. On Proposal 1 - Election of Directors, the Company’s stockholders elected the following seven directors to serve until the next annual meeting and until their successors are duly elected and qualified. The votes received were as follows:

	For	Against	Abstain	Broker Non-Votes
James J. Peterson	88,585,904	2,173,001	104,272	2,429,281
Dennis R. Leibel	86,507,139	4,257,798	98,240	2,429,281
Thomas R. Anderson	86,513,519	4,251,311	98,347	2,429,281
William E. Bendush	88,266,596	2,498,316	98,265	2,429,281
Paul F. Folino	88,557,748	2,207,164	98,265	2,429,281
William L. Healey	86,514,745	4,249,806	98,626	2,429,281
Matthew E. Massengill	89,077,522	1,687,389	98,266	2,429,281
On Proposal 2 - Advisory Vote on Executive Compensation, the Company’s stockholders approved, on an advisory basis, the compensation paid to the Company’s Named Executive Officers (as defined in the proxy statement), as disclosed in the proxy statement. The votes received were as follows:

For	Against	Abstain	Broker Non-Votes
75,129,267	15,015,780	718,130	2,429,281
On Proposal 3 - Approval of Amendment to the 2008 Performance Incentive Plan, the Company’s stockholders approved amendments to the 2008 Plan as described in Item 5.02 above. The votes received were as follows:

For	Against	Abstain	Broker Non-Votes
75,600,768	15,137,165	125,244	2,429,281
On Proposal 4 - Ratification of Independent Registered Public Accounting Firm, the Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2016. The votes received were as follows:

For	Against	Abstain	Broker Non-Votes
90,989,542	2,291,237	11,679	Not Applicable

ITEM 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Microsemi Corporation 2008 Performance Incentive Plan, as amended

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSEMI CORPORATION (Registrant)

Date: February 16, 2016	By:	/s/ John W. Hohener
John W. Hohener Executive Vice President, Chief Financial Officer, Secretary and Treasurer